Exhibit 10.40

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (“First Amendment”) made this 9 day of July, 2008, by and between Keystone Cranbury East, LLC (hereinafter referred to as “Landlord”), and La Jobi, Inc as successor in interest to LaJobi Industries, Inc. (hereinafter referred to as “Tenant”), in premises located at 257 Prospect Plains Road, Cranbury, New Jersey.

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated the 27th day of June 2003 (the “Lease”) for certain premises consisting of approximately 218,700 square feet located at 257 Prospect Plains Road Cranbury, New Jersey, (the “Premises”), the term of the lease is scheduled to expire December 31, 2008, and

WHEREAS, Tenant desires to extend Tenant’s Lease; and

WHEREAS, the parties hereto now desire to amend and modify said Lease as more fully hereinafter set forth.

AGREEMENT:

NOW, THEREFORE, in consideration of the Premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Landlord and Tenant do hereby extend the term of the Lease for an additional five (5) year term (the “First Renewal Term”) commencing January 1, 2009 and expiring December 31, 2013.

2. Landlord and Tenant do hereby agree that the Base Rent for the First Extension Term shall be:

1/1/2009—12/31/2010: $4.55 per square foot per annum, triple net

1/1/2011—12/31/2012: $4.65 per square foot per annum, triple net

1/1/2013—12/31/2013: $4.90 per square foot per annum, triple net

The Base Rent for the First Extension Term and the estimated Operating Expenses shall be payable in advance in accordance with the terms of the Lease.

3. Landlord shall provide Tenant with an allowance in the amount of $10,000 (the “Improvement Allowance”) which Tenant shall use solely for making improvements within Premises subject to Landlord’s prior approval (“Improvements”). Tenant shall be responsible for the completion of all work associated with the Improvement Allowance, and payment shall be made by Landlord to Tenant within 30 days following (i) completion of the Improvements, (ii) Landlord’s receipt of Tenant’s invoice substantiating the costs related thereto, (iii) Landlord’s receipt of final lien waivers from all contractors and subcontractors who did work on the Improvements, and (iv) Landlord’s receipt of a copy of the final permit approved by the applicable governing authority to the extent required for such Improvements. Landlord shall be under no obligation to pay for any Improvements to the Premises in excess of the Improvement Allowance. Further, such Improvement Allowance shall only be available for Tenant’s use through November 30, 2009, and Tenant hereby waives any and all rights to any unused portion of the Improvement Allowance remaining as of November 30, 2009. Tenant and Tenant’s contractors will comply with any and all insurance requirements as provided in the Lease. All work will be done in a good workmanlike manner, and will be done in accordance with any and all applicable codes.

4. Paragraph 1.18 of the Lease is hereby deleted in its entirety and replaced with the following: “Permitted Use” shall mean only use for warehousing, distribution, and light assembly of all juvenile products, and ancillary office and administrative uses.

5. Except, as otherwise specifically modified herein, all defined terms used in this First Amendment shall have the same respective meanings as provided for such defined terms in the Lease.

6. Except as herein amended, the terms and conditions of the Lease and any Amendments thereto, shall continue in full force and effect and the Lease as amended herein is hereby ratified and affirmed by Landlord and Tenant.

7. This First Amendment shall be construed under and enforceable in accordance with the laws of the State of New Jersey.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment in multiple counterparts, each of which shall have the force and effect of an original.

TENANT:		LANDLORD:

La Jobi, Inc.		Keystone Cranbury East, LLC

By:	/s/ Lawrence Bivona	By:	/s/ Paul D. Loosmann
Name:	/s/ Lawrence Bivona	Name:	/s/ Paul D. Loosmann
Title:	President	Its:	Senior Vice President